EXHIBIT 10.27
INDEMNITY AGREEMENT
This Indemnity Agreement is entered into and to be effective as of [ ], by and between InterDigital, Inc., a Pennsylvania corporation, on behalf of itself and each of its subsidiaries (collectively, the “Company”), and [ ] (the “Indemnitee”).
RECITALS
A.The Company has concluded that to facilitate the performance of the Indemnitee in his/her duties to the Company, it is important to provide Indemnitee an environment free from undue concern for claims for damages arising out of or related to such services to the Company.
B.The Company desires to have the Indemnitee serve, or continue to serve as a [director][officer] of the Company and in any other capacity with respect to the Company as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duty to the Company.
C.Section 1746 (“Section 1746”) of the Pennsylvania Business Corporation Law of 1988, as amended, (the “PABCL”), under which the Company is organized, permits the Company to indemnify its employees and representatives by agreement and to indemnify persons who serve, at the request of the Company, as the representatives of other corporations or enterprises, and expressly provides that the indemnification provided by the PABCL is not exclusive.
D.The Company desires and has requested the Indemnitee to serve, or continue to serve, as a [director][officer] of the Company free from undue concern for claims for damages arising out of or related to such service to the Company.
E.Indemnitee is willing to serve, or to continue to serve, the Company, provided that he or she is furnished the indemnity provided for herein.
AGREEMENT
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions.
a.For the purposes of this Agreement, “affiliate” means, when used with respect to a specified person, another person that, either directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified.
b.For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee, advisor or other representative of the Company or an affiliate of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or an affiliate of the Company as a director, officer, employee, advisor or representative of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee, advisor or representative of a foreign or domestic corporation which was a predecessor corporation of the Company or an affiliate of the Company, or was a director, officer, employee, advisor or representative of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.
c.For the purposes of this Agreement, “expenses” include all out-of-pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, punitive and other damages, judgments, fines, penalties, excise taxes assessed with respect to an employee benefit plan, and amounts paid or to be paid in settlement), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement or PABCL or otherwise.
d.For the purposes of this Agreement, “person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint stock company, joint venture, association, company, trust or other organization.
e.For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, arbitrational, administrative, or investigative.
2.Agreement to Serve. The Indemnitee agrees to serve and/or continue to serve as a [director][officer] of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves the Company or any subsequent position agreed upon by the parties until such time as he or she tenders a resignation in writing or such position is otherwise terminated.
3.Liability Insurance.
a.The Company hereby covenants and agrees that, so long as the Indemnitee continues to serve the Company and thereafter so long as the Indemnitee could be subject to any possible proceeding by reason of the fact that the Indemnitee was a [director][officer] of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect appropriate insurance policies providing coverage for liability asserted against Indemnitee arising out of his or her duties on behalf of the Company and for related expenses (“Insurance Policies”) in reasonable amounts from insurers that the Company believes are established and reputable.
b.In all Insurance Policies, that provide such coverage, the Indemnitee shall be part of the covered group of directors and/or officers providing the Indemnitee the same rights and benefits as other similarly situated directors and/or officers of the Company.
c.Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain Insurance Policies if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by an affiliate of the Company.
4.Mandatory Indemnification. Subject to Section 8 below, the Company shall indemnify the Indemnitee as follows:

a.To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding (including, without limitation, an action by or in the right of the Company) to which the Indemnitee was a party by reason of the fact that he or she is or was a [director][officer] of the Company, or by reason of anything done or not done by him or her in any such capacity, at any time in the past, present or future, against all expenses relating to such proceeding;
b.If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a [director][officer] of the Company, or by reason of anything done or not done by him or her in any such capacity, at any time in the past, present or future, the Company shall indemnify the Indemnitee against any and all expenses and liabilities of any type whatsoever relating to such proceeding, provided the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;
c.If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of the Company by reason of the fact that he or she is or was a [director][officer] of the Company, or by reason of anything done or not done by him or her in any such capacity, at any time in the past, present or future, the Company shall indemnify the Indemnitee against all expenses and liabilities related to such proceeding, provided the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this subsection 4(c) shall be made in respect to any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which the court shall deem proper; and
d.If the Indemnitee is a person who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a [director][officer] of the Company, or by reason of anything done or not done by him or her in any such capacity, at any time in the past, present or future, and if prior to, during the pendency or after completion of such proceeding Indemnitee becomes deceased, the Company shall indemnify the Indemnitee’s heirs, executors and administrators against any and all expenses and liabilities of any type whatsoever actually and reasonably incurred to the extent Indemnitee would have been entitled to indemnification pursuant to Sections 4(a), 4(b), or 4(c) above were Indemnitee still alive.
For purposes of this Section 4, the Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company so long as the act or failure to act of the Indemnitee is not finally adjudged by a court or other body of competent jurisdiction to have constituted willful misconduct or recklessness. For purposes of the preceding sentence, a finding by a court or other body of competent jurisdiction that an act or failure to act of the Indemnitee or some other agent of the Company constitutes “misconduct” or words of like import shall not, of itself, create a presumption that the Indemnitee has engaged in willful misconduct or recklessness under this Agreement, the Company’s Articles of Incorporation or Bylaws or under the PABCL.

For purposes of this Section 4, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for expenses or liabilities of any type whatsoever for which payment is actually made to or on behalf of Indemnitee and not subsequently contested or returned under a valid and collectible insurance policy, or a valid and enforceable indemnity clause, bylaw or agreement.
5.Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any expenses or liabilities of any type whatsoever incurred by him or her related to a proceeding, but not entitled, however, to indemnification for the total amount of such expenses and liabilities, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses and liabilities to which the Indemnitee is entitled.
6.Mandatory Advancement of Expenses. Subject to Sections 8(a) and 8(f) below, the Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was a [director][officer] of the Company, or by reason of anything done or not done by him or her in any such capacity, at any time in the past, present or future. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be determined ultimately that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby. If requested by the Company, the Indemnitee shall also provide the Company with a written undertaking, by or on behalf of the Indemnitee, to reimburse all expenses advanced if it is determined that the Indemnitee is not entitled to be indemnified against such expenses hereunder. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company, accompanied by evidence in reasonable detail of the expenses that the Indemnitee has incurred and the nature of the proceeding in which they were incurred. If, when and to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified under this Agreement, the Indemnitee shall reimburse the Company within one hundred and twenty (120) days after such determination, for all such amounts theretofore paid.
7.Notice and Other Indemnification Procedures.
a.Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement of any proceeding.
b.If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 7(a) hereof, the Company has Insurance Policies in effect that may cover the claim, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

c.In the event the Company shall be obligated to pay the expenses of any proceeding against the Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by the Indemnitee (such approval not to be unreasonably withheld), upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same proceeding but the Indemnitee shall have the right to employ his own counsel in any such proceeding and the fees and expenses of such counsel shall be at the Indemnitee’s expense. The Indemnitee shall cooperate with the Company in any proceeding in which the Company has assumed the defense thereof, including providing information and complying with the requirements of any applicable Insurance Policies. If the Company has assumed the defense of any proceeding and the Indemnitee reasonably concludes at any time thereafter that there might be a conflict of interest between the Company and the Indemnitee in the conduct of any such defense, or if the Company shall not, in fact, have continuously employed counsel to assume the defense of such proceeding, then the Indemnitee shall have the right to retain his or her own counsel and the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
8.Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:
a.To indemnify or advance expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, unless (i) such indemnification or advancement is expressly required to be made by law, (ii) the proceeding was authorized by the Board, (iii) such indemnification or advancement is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the PABCL, or (iv) the proceeding is brought to establish or enforce a right to indemnification or advancement under this Agreement or any other statute or law or otherwise as required under the PABCL;
b.To indemnify the Indemnitee for any liabilities or expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous;
c.To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a proceeding unless the Company consents to such settlement or the Company unreasonably withholds such consent;
d.To indemnify the Indemnitee under this Agreement for any expenses incurred on account of any act of failure to act of the Indemnitee which is finally adjudged by a court or other body of competent jurisdiction to have constituted willful misconduct or recklessness. For purposes of the preceding sentence, a finding by a court or other body of competent jurisdiction that an act or failure to act of the Indemnitee or some other agent of the Company constitutes “misconduct” or words of like import shall not, of itself, create a presumption that the Indemnitee has engaged in willful misconduct or gross negligence under this Agreement, the Company’s Articles of Incorporation or Bylaws or under the PABCL;
e.To indemnify the Indemnitee under this Agreement if a court of competent jurisdiction finally adjudges that such indemnification is illegal, including, without limitation, by virtue of such indemnification being in violation of public policy or any provision of law; or

f.To indemnify the Indemnitee under this Agreement on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory law.
9.Non-Exclusivity. The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Articles of Incorporation or Bylaws, the vote of the Company’s directors, other agreements, or otherwise, both as to action in his or her official capacity and to action in another capacity while occupying his or her position as a [director][officer] of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased serving as a [director][officer] of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
10.Enforcement. Any right to indemnification or advancement of expenses granted by this Agreement to the Indemnitee shall be enforceable by or on behalf of the Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advancement of expenses is denied by the Company, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefore. The Indemnitee, in any such action to enforce his or her right to indemnification or advancement of expenses granted by this Agreement, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim to enforce the rights granted by this Agreement in such action. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 8 hereof. It shall be a defense to any action for which a claim for expenses pursuant to Section 6 hereof, that Indemnitee is not entitled to advancement of expenses because of the limitations set forth in Sections 8(a) and 8(f) hereof. Neither the failure of the Company (including its Board of Directors or its officers) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors or its officers) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.
11.Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.
12.Survival of Rights.
a.All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a [director][officer] of the Company and shall continue thereafter so long as the Indemnitee could be subject to any possible proceeding by reason of the fact that the Indemnitee was serving in the capacity referred to herein.
b.The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13.Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Indemnitee to the fullest extent permitted by law including those circumstances in which indemnification and advancement of expenses would otherwise be discretionary.
14.Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13 hereof.
15.Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
16.Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.
17.Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the Commonwealth of Pennsylvania (without regard to its conflicts of law principles) as applied to contracts entered into and to be performed entirely within Pennsylvania.
18.Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), all of which, taken together, shall constitute one instrument.
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The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.
INTERDIGITAL, INC.

By:
Name:
Title:

INDEMNITEE
______________________________
Name:
Title: